UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Tang

On July 30, 2024, Tang Siu Fung notified Flywheel Advanced Technology, Inc. (the “Company”) of his resignation from all his positions with the Company, including sole director, Chief Executive Officer and President, effective as of the close of business on July 30, 2024. In connection with his resignation as Chief Executive Officer and President, Mr. Tang was removed as “Principal Executive Officer”, “Principal Financial Officer” and “Principal Accounting Officer” of the Company for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Tang’s resignation does not arise from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Resignation of Ms. Cheng Sin Yi

On August 2, 2024, Ms. Cheng Sin Yi notified the Company of her resignation from all her positions with the Company, including Secretary and Treasurer, effective as of the close of business on August 2, 2024. Ms. Cheng’s resignation does not arise from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Appointment of Mr. Luk Yuen Leung as Director, CEO and President

On July 30, 2024, the board of directors appointed Mr. Luk Yuen Leung as a director, Chief Executive Officer and President, effective as of the close of business on July 30, 2024. Mr. Leung was also appointed to serve until his successor has been duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as an officer and or director of the Company. In connection with his appointment as Chief Executive Officer and President, Mr. Leung was designated as the Company’s “Principal Executive Officer”, “Principal Financial Officer” and “Principal Accounting Officer” for SEC reporting purposes.

Luk Yuen Leung has exclusive experience in management and business development in the Garment and Textile Industry. From 1996 to present, Mr. Luk served as director of Polytex Alliance Ltd., a Hong Kong company, where he is responsible for business development strategy and the department’s management.

There are no arrangements or understandings between Mr. Luk and any other person pursuant to which he was appointed as the Chief Executive Officer and President. In addition, there are no family relationships between Mr. Luk and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Luk had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: August 2, 2024	By:	/s/ Luk Yuen Leung
	Name:	Luk Yuen Leung
	Title:	Chief Executive Officer and President